Exhibit 10.13

Larry Hammond, 004049
Kathleen E. Brody, 026331
OSBORN MALEDON, P.A.
2929 North Central Avenue, 21st Floor
Phoenix, Arizona 85012-2793
(602) 640-9000
lhammond@omlaw.com
kbrody@omlaw.com

Attorneys for Western Union Financial Services, Inc.

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

State of Arizona, ex rel. Attorney General Mark Brnovich, Plaintiff, vs. Western Union Financial Services, Inc. Defendant.	No. CV 2010-005807 [PROPOSED] ORDER GRANTING STIPULATED MOTION TO EXTEND TIME FOR MONITOR EVALUATION Assigned to the Hon. Warren Granville
The State of Arizona ex rel. Mark Brnovich, Attorney General (“State”), and Western Union Financial Services, Inc. (“Western Union”), having filed a Stipulated Motion to Extend Time for Monitor Evaluation, and good cause appearing,
IT IS ORDERED THAT, with respect to paragraph 10A.2 of the January 31, 2014 Amendment to the February 11, 2010 Settlement Agreement, the January 31, 2016 deadline for the Monitor to evaluate whether Western Union has successfully implemented the Primary Recommendations and whether Western Union’s AML Program for the Southwest Border Area, not including those WUBS Recommendations that are Secondary, has been successfully implemented, and to communicate to the State and Western Union, in writing, the results of the evaluation is extended until June 30, 2016; the April 30, 2016 deadline for Western Union to cure any deficiencies identified in the Monitor’s written evaluation and provide a response to the evaluation, including reporting regarding further enhancements Western Union made to its Program in response to the evaluation, is extended until August 30, 2016; and the July 31, 2016 deadline for the Monitor to re-evaluate any deficiencies identified in the written evaluation is extended until October 31, 2016.
The modified paragraph 10A.2 reads as follows:
10A.2 The Monitor shall evaluate whether Western Union has successfully implemented the Primary Recommendations and whether Western Union’s AML Program for the Southwest Border Area, not including those WUBS Recommendations that are Secondary, has been successfully implemented, and shall communicate to the State and Western Union, in writing, the results of the evaluation on or before June 30, 2016. It is understood that the successful implementation of any or all of the Primary Recommendations does not necessarily mean that Western Union has put in place a successful AML Program for the Southwest Border Area. It is also understood that the inability to successfully implement one or more of the Primary Recommendations does not necessarily mean that Western Union has not put in place an effective AML Program for the Southwest Border Area. Western Union shall have until August 31, 2016, to cure any deficiencies identified in the Monitor’s written evaluation and provide a response to the evaluation, including reporting regarding further enhancements Western Union made to its Program in response to the evaluation. The Monitor shall re-evaluate any deficiencies identified in the written evaluation on or before October 31, 2016.

DATED this 22nd day of January, 2016.

/s/ HON. WARREN GRANVILLE
THE HONORABLE WARREN GRANVILLE
MARICOPA COUNTY SUPERIOR COURT JUDGE